As filed with the Securities and Exchange Commission on November 9, 2022

Registration No. 333–267173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bed Bath & Beyond Inc.

(Exact name of registrant as specified in its charter)

New York	11-2250488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

650 Liberty Avenue

Union, New Jersey 07083

(908) 688-0888

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Arlene Hong

Executive Vice President, Chief Legal Officer and Corporate Secretary

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

(908) 688-0888

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Lopez

Helena K. Grannis

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-267173) (the “Registration Statement”) is being filed by Bed Bath & Beyond Inc. for the purpose of (i) registering, in addition to the indeterminate amount of common stock previously registered on the Registration Statement, 2,762,444 shares of common stock for resale by the selling stockholder named herein, (ii) filing a prospectus relating to such securities and (iii) filing additional exhibits to the Registration Statement.

This registration statement contains two prospectuses:

•	a base prospectus, previously filed, that covers the offering, issuance and sale of an indeterminate number of shares of common stock by the Company is deemed included herein; and

•	a resale prospectus covering the resale by selling stockholders of up to 2,762,444 shares of common stock.

The previously filed base prospectus immediately follows this explanatory note. The resale prospectus immediately follows the base prospectus.

This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

Common Stock

We may offer, issue and sell shares of our common stock from time to time.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on Nasdaq under the symbol “BBBY.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors described in any applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated August 31, 2022

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our” and the “Company” and “Bed Bath & Beyond” are references to Bed Bath & Beyond Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Bed Bath & Beyond Inc..

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•	general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products;

•	the impact of cost-saving measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•

risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs;

•	inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change;

•	uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws;

•	new, or developments in existing, litigation, claims or assessments; and

•	and a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

BED BATH & BEYOND INC.

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond, buybuy BABY, and Harmon, Harmon Face Values, or Face Values, or collectively, Harmon. We also operate Decorist, an online interior design platform that provides personalized home design services.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com, buybuybaby.ca and decorist.com. We also operate Bed Bath & Beyond, buybuy BABY and Harmon retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information, Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include repayment of our indebtedness, future repurchases of our common stock and financing possible acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and our Amended and Restated By-laws, or the By-laws.

Authorized Capital Shares

Under the Certificate of Incorporation, Bed Bath & Beyond’s capital stock consists of 900,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors, or the Board, out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The Board has the authority, subject to certain restrictions, without further shareholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.

The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock. Holders of preferred stock would typically be entitled to receive a preference payment.

New York Law and Some By-Law Provisions

The By-laws contain certain provisions that might have the effect of deterring a hostile takeover attempt of the Company. These By-law provisions have the following effects:

•

they provide that only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as a director of the Company, except as may be otherwise provided in the By-laws;

•

they provide that only business brought before the annual meeting by the Board or by a shareholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of shareholders;

•

they provide that only the chair of the board, if any, the chief executive officer, the Board or, at the written request of record holders of at least 50% of the voting power of the Company’s outstanding shares, the secretary may call special meetings of the Company’s shareholders; and

•	they establish a procedure for the Board to fix the record date whenever shareholder action by written consent is undertaken.

Furthermore, the Company is subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.

Proxy Access Nominations

Under the By-laws, a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the Common Stock for three years or more may nominate a director and have that nominee included in the Company’s proxy materials, provided that the shareholder and nominee satisfy the requirements specified in the By-laws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s proxy statement must satisfy the requirements specified in the By-laws.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for Bed Bath & Beyond by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at https://www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on our website and the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended May 28, 2022, filed with the SEC on June 29, 2022;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2022, June 29, 2022 and July 15, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

PROSPECTUS

2,762,444 shares

Bed Bath & Beyond Inc.

Common Stock

This prospectus relates to the potential resale from time to time of up to 2,762,444 shares of our common stock, par value $0.01 per share (“common stock”), by the selling stockholder identified in this prospectus. We are registering the offer and sale of the shares of common stock pursuant to an exchange agreement we have entered into with the selling stockholder.

The selling stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices determined at the time of any such offering, sale or distribution directly by the selling stockholder or alternatively through underwriters, broker-dealers or agents. See “Plan of Distribution” beginning on page S-17 of this prospectus for more information about how the selling stockholder may sell or dispose of its shares of common stock. The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be sold by the selling stockholder under this prospectus or otherwise. A prospectus supplement may be filed to add, update or change information contained in this prospectus.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BBBY.” From January 3, 2022 to November 8, 2022, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $3.73 per share on November 7, 2022 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on November 8, 2022, was $4.00 per share. From January 3, 2022 to November 8, 2022, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,100 to as high as approximately 395,319,900 shares.

These extreme fluctuations in the market price of and trading volumes in our common stock have been accompanied by reports of strong retail investor interest, including on social media and online forums. While the market price of our common stock may respond to developments regarding our liquidity, operating performance and prospects, developments regarding COVID-19, and developments regarding our industry, we believe that recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know if or how long these dynamics will last. Within the last seven business days occurring in a period when we made no disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $4.93 on October 17, 2022 to an intra-day high of $5.53 on October 25, 2022.

Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses. See “Risk Factors—Risks Related to Our Common Stock.”

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus, and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended February 26, 2022, Quarterly Report on Form 10-Q for the quarterly period ended August 27, 2022 and Exhibit 99.2 to our Current Report on Form 8-K dated October 18, 2022, as such discussions may be amended or updated in other reports filed by us with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 9, 2022

We are responsible for the information contained or incorporated by reference in this prospectus and any related prospectus supplement or free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information included in this prospectus or any prospectus supplement or in any free-writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information.

The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus, and investors should not rely on any such information in deciding whether to purchase the common stock.

You should not consider any information included or incorporated by reference in this prospectus or any prospectus supplement to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. We are not making any representation regarding the legality of an investment in the common stock by any person under applicable investment or similar laws.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

This prospectus provides you with a general description of the common stock the selling stockholder may offer and sell. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholder.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

Any prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our” and the “Company” and “Bed Bath & Beyond” are references to Bed Bath & Beyond Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Bed Bath & Beyond Inc.

BED BATH & BEYOND INC.

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond, buybuy BABY, and Harmon, Harmon Face Values, or Face Values, or collectively, Harmon.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com and buybuybaby.ca. We also operate Bed Bath & Beyond, buybuy BABY and Harmon retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement, including the information under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, “Risk Factors” in Part II, Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended August 27, 2022 and Exhibit 99.2 to our Current Report on Form 8-K dated October 18, 2022 before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the shares.

Risks Related to Our Business and Industry

In addition to those risks set forth below, important risks relating to our business and industry (including the impact of COVID-19), which you should carefully consider, are described in the documents referred to above.

Our reliance on international suppliers increases our risk of supply chain disruption, which could materially increase the cost and reduce or delay the supply of our products, which could adversely affect our business, financial condition, operating results and prospects.

Our reliance on international suppliers increases our risk of supply chain disruption. Events that could cause disruptions to our supply chain include but are not limited to:

•	the imposition of additional trade laws or regulations;

•	the imposition of additional duties, tariffs and other charges on imports and exports;

•	foreign currency fluctuations;

•	theft; and

•	restrictions on the transfer of funds.

The occurrence of any of the foregoing or other similar events could materially increase the cost and reduce or delay the supply of our products, which could adversely affect our business, financial condition, operating results and prospects.

Changes in our credit ratings have limited, and may continue to limit, our access to capital markets and adversely affect our liquidity.

The credit rating agencies periodically review our capital structure and the quality and stability of our earnings. Downgrades to our long-term credit ratings have resulted in, and could continue to result in, reduced access to the credit and capital markets and higher interest costs on future financings, if any. For example, S&P Global Ratings recently downgraded our long-term credit rating to B- with a negative outlook. The future availability of financing will depend on a variety of factors such as economic and market conditions, the availability of credit and our credit ratings, as well as the possibility that lenders could develop a negative perception of us. There is no assurance that we will be able to obtain additional financing or be able to refinance existing debt on favorable terms or at all, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our arrangements with our suppliers and vendors may be impacted by our financial results or financial position.

Substantially all of our merchandise suppliers and vendors sell to us on open account purchase terms. In the fiscal year ending February 26, 2022, we purchased our merchandise from approximately 4,600 suppliers with our largest supplier accounting for approximately 5% of our merchandise purchases and the ten largest suppliers accounting for approximately 23% of such purchases. We have no long-term contracts for the purchases of merchandise. There is a risk that our key suppliers and vendors could respond to any actual, apparent or perceived decrease in or any concern with our financial results or liquidity by requiring or conditioning their sale of merchandise to us on more stringent or more costly payment terms, such as by requiring standby letters of credit, earlier or advance payment of invoices, payment upon delivery, payment ahead of delivery or other assurances or credit support or by choosing not to sell merchandise to us on a timely basis or at all. For example, as of October 25, 2022 certain of our vendors and suppliers have requested and/or been granted more stringent payment terms, stand-by letters of credit and/or earlier or advanced payment of invoices. Our arrangements with our suppliers and vendors may also be impacted by media reports or rumors, regardless of accuracy, regarding our financial position. Our need for additional liquidity could significantly increase and our supply of merchandise could be materially disrupted if a significant portion of our key suppliers and vendors took one or more of the actions described above, which could have a material adverse effect on our sales, customer satisfaction, cash flows, liquidity and financial position.

Since fiscal 2019, we have incurred net losses and we expect to continue to incur additional losses in the near term.

We incurred net losses in our most recently completed three fiscal years, including a net loss of $559.6 million for the fiscal year ended February 26, 2022. We may continue to incur net losses in future periods, which would adversely affect our business and financial condition and could have material negative effects on the trading price of our common stock. Additionally, due to the risks inherent in our operations, our future net losses may be greater than our past net losses.

Our credit agreement limits our borrowing capacity to the value of certain of our assets and is secured by certain of our personal property, and lenders may exercise remedies against the collateral if an event of default has occurred and is continuing.

We have entered into the Amended Credit Agreement which provides for a $1.135 billion asset-based revolving credit facility (the “ABL Facility”) and a $375 million first-in-last-out term loan credit facility (the “FILO Facility” and together with the amendment to the ABL Facility, the “Credit Facilities”). Our borrowing capacity under our ABL Facility varies according to the Company’s inventory levels and credit card receivables, net of certain reserves, and our term loan credit facility is subject to a borrowing base consisting of eligible credit card receivables, eligible inventory and eligible intellectual property. In the event of any material decrease in the amount of or appraised value of these assets or upon the disposition of certain material assets, our borrowing capacity under either the ABL Facility or the FILO Facility, would similarly decrease, which could adversely impact our business and liquidity.

The ABL Facility and FILO Facility contain customary affirmative and negative covenants and certain restrictions on operations become applicable if our availability falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions such as asset sales and acquisitions, and to engage in other actions that we may believe are advisable or necessary for our business.

Our obligations under the ABL Facility and the FILO Facility are secured by first priority liens on substantially all assets of the Company and certain of its subsidiaries, subject to customary exceptions. In the event of a default that is not cured or waived within any applicable cure periods, the lenders’ commitment to extend further credit under our revolving credit facility could be terminated, our outstanding obligations under the revolving credit facility and FILO Facility could become immediately due and payable, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against the collateral. If we are unable to borrow under our revolving credit facility, we may not have the necessary cash resources for our operations and, if any event of default occurs under either credit facility, there is no assurance that we would have the cash resources available to repay such accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash collateralize our letters of credit, which would have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our business would be adversely affected if we are unable to service our debt obligations.

We have incurred indebtedness under senior unsecured notes and have entered into the Credit Facilities. Our ability to pay interest and principal when due, comply with debt covenants or repurchase the senior unsecured notes if a change of control occurs, will depend upon, among other things, sales and cash flow levels and other factors that affect our future financial and operating performance, including prevailing economic conditions and financial and business factors, many of which are beyond our control. Given the current economic environment, and ongoing challenges to our business, we may be unable to maintain compliance with the minimum fixed charge coverage ratio covenant under the ABL Facility in future periods, to the extent the covenant is applicable under the terms of the ABL Facility, which would among other things, result in an event of default under the ABL Facility.

The principal sources of our liquidity are funds generated from operating activities, available cash and cash equivalents, borrowings under our credit facilities and supplier and vendor financing. Our ability to achieve our business and cash flow plans is based on a number of assumptions which involve significant judgments and estimates of future performance, borrowing capacity and credit availability, which cannot at all times be assured. Accordingly, there is no assurance that cash flows from operations and other internal and external sources of liquidity will at all times be sufficient for our cash requirements. If necessary, we may need to consider actions and steps to improve our cash position and mitigate any potential liquidity shortfall, such as modifying our business plan, pursuing additional financing to the extent available, reducing capital expenditures, pursuing and evaluating other alternatives and opportunities to obtain additional sources of liquidity and other potential actions to reduce costs. There can be no assurance that any of these actions would be successful, sufficient or available on favorable terms. Any inability to generate or obtain sufficient levels of liquidity to meet our cash requirements at the level and times needed would have a material adverse impact on our business and financial position.

If we become unable in the future to generate sufficient cash flow to meet our debt service requirements, we may be forced to take remedial actions such as restructuring or refinancing our debt; seeking additional debt or equity capital; reducing or delaying our business activities, or selling assets. There can be no assurance that any such measures would be successful.

Our ability to obtain any additional financing or any refinancing of our debt, if needed at any time, depends upon many factors, including our existing level of indebtedness and restrictions in our debt facilities, historical business performance, financial projections, the value and sufficiency of collateral, prospects and creditworthiness, external economic conditions and general liquidity in the credit and capital markets. Any additional debt, equity or equity-linked financing may require modification of our existing debt agreements, which there is no assurance would be obtainable. Any additional financing or refinancing could also be extended only at higher costs and require us to satisfy more restrictive covenants, which could further limit or restrict our business and results of operations, or be dilutive to our stockholders. For information about our ongoing exchange offers commenced on October 18, 2022 (the “Exchange Offers”), see our Current Report on Form 8-K filed with the SEC on October 18, 2022 and “—Future issuances of equity or debt securities by us may adversely affect the market price of our common stock” below.

For additional risks relating to our indebtedness, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, “Risk Factors” in Part II, Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended August 27, 2022 and Exhibit 99.2 to our Current Report on Form 8-K dated October 18, 2022.

Risks Related to Our Common Stock

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses.

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, from January 3, 2022 to November 8, 2022, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $3.73 per share on November 8, 2022 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on November 8, 2022, was $4.00 per share. From January 3 to November 8, 2022, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,100 to as high as approximately 395,319,900 shares. Within the last seven business days in a period when we made no disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $4.93 on October 17, 2022 to an intra-day high of $5.53 on October 25, 2022.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•

factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

•

our market capitalization, as implied by recent trading prices, reflects significantly higher valuations of the company than those seen prior to recent volatility and that are significantly higher than our market capitalization prior to such periods of volatility, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses if there are declines in the market prices of our common stock driven by a return to earlier valuations;

•

to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•

if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the value of newly issued shares of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	actual or anticipated quarterly variations in operational results and reactions to earning releases or other presentations by company executives;

•	failure to meet the expectations of securities analysts and investors;

•	rating agency credit rating actions;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	any increased indebtedness we may incur in the future or our inability to refinance any such indebtedness;

•	actions by institutional stockholders;

•	speculation or reports by the press or the investment community with respect to us or our industry in general;

•	short interest in our common stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in our capital structure;

•	announcements of dividends;

•	future sales of our common stock by us, members of our management or any significant stockholders;

•	announcements by us, our competitors or vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	third-party claims or proceedings against us or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	changes in applicable laws and regulations;

•	negative publicity for us, our business or our industry;

•	changes in expectations or estimates as to our future financial performance or market valuations of competitors, customers or travel suppliers;

•	results of operations of our competitors;

•	our ability to manage supply chain-related expenses and disruptions in our supply chain;

•	the ongoing impacts and developments relating to the COVID-19 pandemic; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which our customers are located.

In addition, in the past, stockholders have instituted securities class action litigation following periods of market volatility, and in August 2022 we were named as a defendant in a purported securities class action lawsuit. This and any additional securities litigation, could result in substantial costs and our resources and the attention of management could be diverted from our business.

Future issuances of equity or debt securities by us may adversely affect the market price of our common stock.

As of the end of fiscal September 2022, we have an aggregate of 348.4 million shares of common stock authorized but unissued, as well as 264.8 million treasury shares. We may issue, or move out of treasury, as applicable, all of these shares of common stock without any action or approval by our stockholders, subject to certain exceptions.

In the future, we may attempt to obtain financing or to increase further our capital resources, or refinance existing obligations, by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. On October 18, 2022, we commenced offers to exchange any and all of our outstanding senior notes. As part of the Exchange Offers, some of our existing senior notes may be exchanged with secured convertible notes, which, if converted, could result in additional shares of our common stock being issued. There can be no guarantee that Exchange Offers will be successful or consummated on the terms contemplated as of the date hereof or at all. We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. Future acquisitions could require substantial additional capital in excess of cash from operations. In addition, we also expect to issue additional shares in connection with exercise of our stock options under our incentive plans. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our stockholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity for financing or in connection with our incentive plans, acquisitions or otherwise may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Upon liquidation, holders of our debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our common stock will be the target of a short squeeze, and there is wide spread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus, any applicable accompanying prospectus or free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock available for future sale.

Sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

We have engaged an agent to conduct certain “at the market” offerings for our common stock from time to time up to an aggregate offering price of $150 million. Subject to certain limitations in the sales agreement related to the at the market offering and compliance with applicable law, we have the discretion to deliver instruction the agent in that offering to sell shares of our common stock at any time throughout the term of the sales agreement. The number of shares that are sold through our agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the agent in any instruction to sell shares, and the demand for our common stock during the sales period. After the remaining authorized shares under our current “at the market” offering have been issued, we may implement additional “at the market” offerings in the future.

Investors who purchase shares at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of sales made at prices lower than the prices they paid.

Certain provisions of our certificate of incorporation, our by-laws and New York law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock.

Certain provisions under our certificate of incorporation, our by-laws and New York law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions include:

•	the sole ability of the then-current members of the board of directors to fill a vacancy created by the expansion of the board of directors;

•	advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at our stockholder meetings;

•

the ability of our board of directors to issue new series of, and designate the terms of, preferred stock, without stockholder approval, which could be used to, among other things, institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors;

•

our opting to be governed by the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner; and

•	provisions prohibiting cumulative voting.

Anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change of our management and board of directors and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, efforts by stockholders to change the direction or management of the company may be unsuccessful. See “Description of Common Stock” for additional information regarding the provisions included in our certificate of incorporation and our by-laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•	general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products;

•	the impact of cost-saving measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•

risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs;

•	inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change;

•	uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws;

•	new, or developments in existing, litigation, claims or assessments;

•	a failure of our business partners to adhere to appropriate laws, regulations or standards; and

•	our ability to successfully consummate the Exchange Offers.

These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock sold from time to time under this prospectus by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and our Amended and Restated By-laws, or the By-laws.

Authorized Capital Shares

Under the Certificate of Incorporation, Bed Bath & Beyond’s authorized capital stock consists of 900,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors, or the Board, out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock.

Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The Board has the authority, subject to certain restrictions, without further shareholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.

The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock. Holders of preferred stock would typically be entitled to receive a preference payment.

New York Law and Some By-Law Provisions

The By-laws contain certain provisions that might have the effect of deterring a hostile takeover attempt of the Company. These By-law provisions have the following effects:

•

they provide that only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as a director of the Company, except as may be otherwise provided in the By-laws;

•

they provide that only business brought before the annual meeting by the Board or by a shareholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of shareholders;

•

they provide that only the chair of the board, if any, the chief executive officer, the Board or, at the written request of record holders of at least 50% of the voting power of the Company’s outstanding shares, the secretary may call special meetings of the Company’s shareholders; and

•	they establish a procedure for the Board to fix the record date whenever shareholder action by written consent is undertaken.

Furthermore, the Company is subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.

Proxy Access Nominations

Under the By-laws, a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the Common Stock for three years or more may nominate a director and have that nominee included in the Company’s proxy materials, provided that the shareholder and nominee satisfy the requirements specified in the By-laws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s proxy statement must satisfy the requirements specified in the By-laws.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449.

SELLING STOCKHOLDER

This prospectus relates to the resale by the selling stockholder from time to time of up to 2,762,444 shares of common stock. The selling stockholder may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. In connection with the completion of a private exchange transaction with the selling stockholder on November 9, 2022, we agreed to issue 2,762,444 shares of our common stock to the selling stockholder and register the resale of such shares of common stock. See “Plan of Distribution” beginning on page S-17 of this prospectus for more information.

The selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus and reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may offer and sell some, all or none of their shares of common stock. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder, the aggregate number of shares of common stock held by such selling stockholder immediately prior to the sale of any shares of common stock under this prospectus, the number of shares of our common stock that may be sold by the selling stockholder under this prospectus and the number of shares of our common stock that the selling stockholder will beneficially own after the sale of any shares of common stock under this prospectus. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, if required.

	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares Offered	Shares Beneficially Owned After the Offering Assuming All Shares Registered are Sold(1)(2)
Name	Number	Percent(3)		Number	Percent(3)
Funicular Funds, LP	2,812,444	3.19%	2,762,444	50,000	0.06%

(1)

In accordance with Rule 13d-3 of the Exchange Act, includes any shares over which the selling stockholder has sole or shared voting or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of November 9, 2022 through the exercise of options or other rights.

(2)

Assumes that all of the shares of common stock registered by the selling stockholder have been sold and that the selling stockholder does not acquire beneficial ownership of any additional shares of common stock.

(3)	Based on 88,146,074 shares of our common stock issued and outstanding as of October 24, 2022.
(4)

Funicular Funds, LP, a Delaware limited partnership, and Jacob Ma-Weaver may be deemed to be the beneficial owners of the shares of common stock. Mr. Ma-Weaver has voting and dispositive power over the shares of common stock held by Funicular Funds, LP as a result of being the managing member of Cable Car Capital LLC, which is the general partner of Funicular Funds, LP. The business address of the selling stockholder is 2261 Market Street #4307, San Francisco, CA 94114.

PLAN OF DISTRIBUTION

General

This prospectus relates to the offer and sale, from time to time, of shares of our common stock by the selling stockholder. We are registering the resale of shares of our common stock to provide the selling stockholder with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all. We will not receive any of the proceeds from the sale of shares of our common stock sold from time to time by the selling stockholder. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of our common stock covered by this prospectus. If the securities are sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for any underwriting discounts, selling commissions or concessions or agency fees.

The selling stockholder may, from time to time, offer the shares of our common stock covered by this prospectus in one or more transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change or at negotiated prices, by one or more of the following methods in addition to any other method permitted under this prospectus:

•	on The Nasdaq Global Select Market or other national securities exchange or quotation system on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an underwritten offering;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act;

•	an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

•

a block trade in which the broker-dealer may attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or crosses, in which the broker acts as an agent on both sides of the trade;

•	a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	through distribution to its members, partners or stockholders, as applicable;

•

through the writing of options on the shares (including the issuance by the selling stockholder of derivative securities) or other hedging transactions (whether listed on an options exchange or otherwise);

•	through short sale transactions following which the shares are delivered to close out the short positions; or

•	through a combination of any of the above methods of sale, or any other method permitted by law.

In addition, the selling stockholder may sell its shares of common stock in reliance on Rule 144 under the Securities Act or any other available exemption from required registration under the Securities Act rather than pursuant to this prospectus, provided they meet the criteria and conform to the requirements of such exemption.

The selling stockholder may effect transactions by selling the shares covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of the shares covered by this prospectus for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

Any agents or broker-dealers that participate with the selling stockholder or third parties to derivative transactions in the sale of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such agents or broker-dealers and any profit on the sale of registered shares by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives or hedges, the third parties may sell shares covered by this prospectus (as amended or supplemented, as required), including in short sale transactions. If so, the third party may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from the selling stockholder in settlement of those derivatives or hedges to close out any related open borrowings of shares. The third party in such transactions will be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and will be identified in a prospectus supplement or post-effective amendment.

The selling stockholder may pledge or grant a security interest in some or all of the shares of our common stock covered by this prospectus owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus or prospectus supplement, as applicable.

In the event of a “distribution” of the shares of our common stock covered by this prospectus, the selling stockholder, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. In addition, Regulation M under the Exchange Act may also restrict the ability of any person engaged in a “distribution” of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

At a time a particular offering of shares of our common stock is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of shares of our common stock being offered, the terms of the offering, the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any other required information.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock covered by this prospectus may be sold only through registered or licensed brokers or dealers or, if required, an exemption from issuer-dealer registration is perfected. In addition, in certain states, shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification requirement is available and the sale conforms to the requirements of such exemption.

Indemnification

The selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for Bed Bath & Beyond by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on our website and the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in “Incorporation by Reference” below.

This prospectus is part of an “automatic shelf” registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 28, 2022 and August 27, 2022, filed with the SEC on June 29, 2022 and September 30, 2022, respectively;

•

our Current Reports on Form 8-K filed with the SEC on March 25, 2022 (excluding Item 7.01), May  27, 2022, June  29, 2022 (Item 5.02 only), July  15, 2022, August  31, 2022 (Items 5.02 and 8.01 only), August  31, 2022, September  1, 2022, September  6, 2022, October  18, 2022, October  26, 2022 (Item 5.02 only), October  28, 2022, November  2, 2022 and November 9, 2022; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we have included in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such dates.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: 650 Liberty Avenue Union, New Jersey 07083, telephone: (908) 688-0888, Attn: Investor Relations.

Bed Bath & Beyond Inc.

Common Stock

PROSPECTUS

November 9, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Transfer Agent’s Fees and Expenses (including counsel fees)	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The New York Business Corporation Law, or the NYBCL, provides that directors and officers of a New York corporation may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the corporation.

Article V of our By-laws provides as follows:

“Section 1. Right to Indemnification. The Corporation, to the fullest extent permitted or required by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was at the request of the Corporation serving as an officer or director or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise or entity (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the Proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(E) of this Article V). Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article V.”

The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. The NYBCL expressly permits New York corporations to purchase such insurance.

Item 16.	Exhibits.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1**	Form of Underwriting Agreement.

3.1	Company’s Amended and Restated Certificate of Incorporation as amended through June 30, 2009 (incorporated by reference to the Company’s Form 10-K for the year ended February 27, 2021 filed on April 22, 2021).

3.2	Amended and Restated By-Laws of Bed Bath & Beyond Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on June 19, 2019).

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form S-3 filed on August 30, 2022).

107*	Filing Fee Exhibit

*	Filed herewith.
**	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, New Jersey, on November 9, 2022.

BED BATH & BEYOND INC.

By:	/s/ Sue Gove
Name:	Sue Gove
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sue Gove	Chief Executive Officer, Director	November 9, 2022
Sue Gove	(Principal Executive Officer)

/s/ Laura Crossen	Interim Chief Financial Officer	November 9, 2022
Laura Crossen	(Principal Financial Officer and Principal Accounting Officer)

*	Director	November 9, 2022
Marjorie Bowen

*	Director	November 9, 2022
Harriet Edelman

* Jeffrey A. Kirwan	Director	November 9, 2022

*	Director	November 9, 2022
Shelly Lombard

*	Director	November 9, 2022
Benjamin Rosenzweig

*	Director	November 9, 2022
Joshua E. Schechter

*	Director	November 9, 2022
Minesh Shah

*	Director	November 9, 2022
Andrea Weiss

*	Director	November 9, 2022
Ann Yerger

*By:	/s/ Sue Gove
Sue Gove Attorney-In-Fact